Exhibit 10.9

SECURITIES TRANSFER AGREEMENT

This Securities Transfer Agreement (this “Agreement”) is entered into as of August 11, 2025 by and between McKinley Partners LLC (the “Transferor”) and Clear Street LLC (the “Transferee”“).

RECITALS

WHEREAS, the Transferor desires to sell 200,000 Class B Ordinary shares, $0.0001 par value per share (the “Shares”) of McKinley Acquisition Corporation (the “Company”) to the Transferee in connection with the Company’s initial public offering (“IPO”) of units of the Company.

NOW, THEREFORE, the parties hereto, for good and valuable consideration which each party acknowledges the receipt of, hereby agree as follows:

1.	Transfer of the Securities.

For the sum of $0.004 per Class B Ordinary share, the Transferor hereby agrees to sell the Shares to the Transferee immediately prior to effectiveness of the Company’s registration statement in connection with the IPO. The Shares shall be subject to the letter agreement to be entered into by the Transferee and the Company in connection with the IPO.

2.	Representations and Warranties of the Transferor.

The Transferor represents and warrants that it has full legal capacity and authority to enter into the Agreement and to transfer the Shares to the Transferee hereunder, and is not bound by any agreement, instrument or governmental order prohibiting such transfer. The Transferor also represents that it is transferring such interests free and clear of all liens and encumbrances other than those created by the terms of the Company’s organizational documents or imposed by applicable federal and state securities laws.

3.	Representations and Warranties of the Transferee.

3.1 The Transferee represents and warrants that it is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Transferee is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Transferee must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Transferee is able to bear the economic risks of an investment in the Shares and to afford a complete loss of Transferee’s investment in the Shares.

[Signature Page Securities Transfer Agreement]

3.2 Transferee represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

3.3 The Transferee is purchasing the Shares solely for investment purposes, for the Transferee’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Transferee did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

4.	Distribution of Bonus Shares.

4.1 Subject to Section 4.5, on the Release Date the Transferor shall distribute to the Transferee a number of Bonus Shares in accordance with the below formula.

4.2 The number of “Bonus Shares” is equal to (i) if the Lookback Price is less than $1.25, 229,008, multiplied by (A) 1.25 minus (B) the “Lookback Price” divided by $1.25, or (ii) if the Lookback price is greater than or equal to $1.25, 0.

4.3 The “Lookback Price” is equal to the volume-weighted average price (“VWAP”) of the Class A Ordinary Shares (or the securities into which such shares have converted) for a 30-trading day period ending on the Release Date.

4.4 The “Release Date” is the date that is the later of (i) the date that all contractual lock-ups on the Founder Shares (as defined below) have expired, and (ii) the date on which a resale registration statement relating to the Founder Shares (or proceeds thereof) has been declared effective by the United States Securities and Exchange Commission. The “Founder Shares” mean the Class B Ordinary shares of a par or nominal value of $0.0001 per share in the Company initially purchased by the Transferor in a private placement prior to the IPO.

4.5 The Transferor shall not make any distribution to the Transferee pursuant to this Section 4 if such distribution would violate the Securities Act of 1933, as amended, or other applicable law.

5.	Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

6.	Entire Agreement.

This Agreement constitutes the entire agreement of the parties hereto.

7.	Governing Law.

This Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws principles.

8.	Modification.

This Agreement may not be amended or supplemented at any time unless by a writing executed by the parties hereto.

9.	Headings.

The headings in this Agreement are solely for convenience or reference and shall not affect its interpretation.

10.	Counterparts; Facsimile.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile or other electronic transmission, and any such executed facsimile or electronic copy shall be treated as an original.

11.	Non-Merger.

The provisions in this Agreement (other than the obligations that have already been performed) shall not merge on completion of the transfer of the legal and beneficial title to the Shares to the Transferee and shall remain in full force and effect after the date of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

Transferor:

McKinley Partners LLC

By:	/s/ Peter Wright
Name:	Peter Wright
Title:	Managing Member

Transferee:

Clear Street LLC

By:	/s/ Ryan Gerety
Name:	Ryan Gerety
Title:	Managing Director

Acknowledged, Consented to and Agreed To

by McKinley Acquisition Corporation:

By:	/s/ Peter Wright
Name:	Peter Wright
Title:	Director

[Signature Page Securities Transfer Agreement]

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